EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-160362, 333-156012, 333-143493, 333-117248 and 333-17773) of Gray Television, Inc. of our report dated April 6, 2010 relating to our audits of the consolidated financial statements, financial statement schedule and internal control over financial reporting, which appears in this Annual Report on Form 10-K of Gray Television, Inc. for the year ended December 31, 2009.

/s/  MCGLADREY & PULLEN, LLP

Ft. Lauderdale, Florida
April 6, 2010